GLACIER BANCORP, INC.

Acquisition of

ncnb

March 27, 2013



Forward Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Such forward-looking statements include but are not limited to statements about the benefits of the business combination transaction involving Glacier Bancorp and North Cascades National Bank, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which GBCI and North Cascades National Bank operate; the ability to promptly and effectively integrate the businesses of Glacier Bank and North Cascades National Bank; the reaction to the transaction of the companies' customers, employees, and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. Glacier Bancorp undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

Transaction Overview

- Glacier Bancorp will acquire North Cascades National Bank, a leading community bank in north central Washington, with $346 million in assets
  - Transaction marks the second Glacier acquisition announcement in 2013 (including the February 2013 announcement of the pending acquisition of First State Bank in Wheatland, Wyoming)
- Total transaction value of $29.3 million, consisting of $15.7 million in GBCI stock (834,774 shares) and $13.55 million in cash
  - Based on shares to be delivered under collar arrangements using a GBCI stock price of $18.85
- North Cascades Bancshares, Inc. (holding company for North Cascades National Bank) will be merged into Glacier Bancorp
- North Cascades National Bank will be merged into Glacier Bank and operate as a separate banking division, continuing to do business under its existing name
- Management and employees of North Cascades National Bank will remain in place
- Closing of transaction is subject to required regulatory approvals, North Cascades' shareholder approval, and customary closing conditions
- Targeted closing date in Q3 2013

North Cascades National Bank / North Cascades Bancshares

Branch Map


Twisp
Omak
Okanogan
Stehekin
Carlton
Wakefield
Methow
Brewster
Pateros
Bridgeport
Nespelem
Belvedere
Coulee Dam
Electric City
Manson
Chelan
Mansfield
Waterville
Leavenworth
Douglas
Cashmere
Wenatchee
Palisades
Coulee City
Hartline
Banks Lake
North Cascades branch location

North Cascades National Bank /
North Cascades Bancshares Financial Overview (12/31/2012)

($000s) Consolidated	
Total Assets	$ 346,815
Gross Loans	$ 219,094
Total Deposits	$ 299,634
Noninterest-Bearing Demand Deposits	$ 70,902
Total Equity	$ 28,242
Tangible Equity	$ 23,097
2012 Stated Net Income	$ 1,440
2012 Adjusted Net Income[1]	$ 2,306
Adjusted Non-Performing Assets / Total Assets	1.87%
Non-Accrual Loans / Gross Loans	1.61%
Loan Loss Reserve / Gross Loans	1.48%
Loans / Deposits	73.1%
Year Established	1986
# of Employees (FTE)	88
# of Branches	9

Source: SNL Financial & ESRI

- **Founded in 1986; headquartered in Chelan, Washington, with additional branches in Twisp, Omak, Brewster, Grand Coulee, Wenatchee, Waterville, East Wenatchee, and Okanogan**
- **The four county expected population growth of 7.1% from 2012 to 2017 is well above the projected national rate of 3.5%**
- **Regional economy tied to agriculture, tourism, healthcare, and manufacturing**
- **18% of loans in agriculture and farmland; 11% in C&I**
- **Sound and improving asset quality**
  - **Adjusted NPAs to Assets of 1.87%**
  - **Non-Accrual Loans to Loans of 1.61%**
  - **Asset quality metrics continue to improve**
- **2012 consolidated after-tax earnings of $1.4 million and adjusted 2012 earnings of $2.3 million [1]**

(1) Adjusted to reflect pro forma replacement of 10.18% trust preferred funding with Glacier core funding, as detailed in attached Appendix.

Strategic Rationale

- Glacier adds a sizable bank in a good and logical Glacier expansion market (central WA)
- Leading presence in north central Washington with NCNB being one of only two banks headquartered in the four county region
  - Glacier will enter the four-county region as 4th of 15 with $281 million in deposits
  - Significant opportunity for market share capture – four-county total deposits of $3.2 billion
  - Platform for organic and bolt-on growth in the region


North Cascades branch location
Glacier branch location
WASHINGTON
UNITED STATES
Seattle
Bellevue
Tacoma
Olympia
Everett
Mount Vernon
Port Angeles
Winthrop
Okanogan
Bridgeport
Chelan
Waterville
Wenatchee
Ephrata
Quincy
Moses Lake
Ellensburg
Yakima
Richland
Kennewick
Walla Walla
Spokane
Colville
Republic
Davenport
Vancouver
Longview
Hood River
The Dalles
Pendleton

- Strong agricultural-based economy tied to fruit growing and processing
  - Also tourism, healthcare, and manufacturing
  - Economic development prospects enhanced by abundant low-cost electricity
- Improved Glacier loan diversification, given that 18% of NCNB's loan portfolio in ag operating and farmland loans
  - With significant portions of the C&I and CRE loan portfolios also directly or indirectly tied to ag economy
- Strong and respected management team and board, both of which will be retained
- Opportunity to better serve customers and grow through Glacier's expanded service offerings and higher lending limits

Financial Benefits

- Transaction allows repayment of $10 million of trust preferred securities, in addition to the $3.7 million of accrued but unpaid dividends, which yields approximately $1.3 million of additional pre-tax income
- Long-term growth trends are very good, with total assets growing from $203 million in 2002 to $347 million in 2012
- Favorable asset quality trends
- Glacier adds nearly $220 million in loans, with further diversification in geography and industry
- Glacier adds $297 million in core deposits, 48% of which are transactional accounts
  - Average Q4 cost of funds: 0.30%
- Glacier maintains rock-solid capital ratios
  - Pro forma leverage ratio moves very slightly, from 11.6% to 11.0%
  - Pro forma leverage ratio, including impact of First State Bank acquisition, still very strong at 10.8%
- Glacier anticipates immediate EPS accretion of 2.3%(1)
- Glacier Tangible Book Value/Share dilution of 0.9%; estimated EPS accretion provides TBV dilution payback in less than 4 years

(1) Excluding one-time transaction costs.

Key Deal Terms and Assumptions

Transaction Value[(1)]:	$29.3 million
Stock/Cash Mix[(1)]:	54% stock (834,774 shares) 46% cash ($13.6 million)
Structure:	Fixed shares
Collars:	$13.00 to $18.00
Closing Capital:	Tangible equity to be $23.1 million
Assumed loan discount:	4.25%
Core deposit intangible:	0.85%
Combined transaction / conversion costs[(2)]:	$3.4 million
Year One Cost-Saves	
Operating Costs[(3)]:	$1.1 million (10.6%)
Funding Costs[(4)]:	$1.3 million

(1) Based on recent GBCI share price of $18.85.

(2) Including TRUPs prepayment costs, employment and benefits plan costs, data processing conversion costs and penalties, and combined professional and advisory fees.

(3) Includes only specific itemized cost-saves that parties have identified for reduction or elimination following closing of the transaction.

(4) See Appendix for calculation of net funding cost reduction through TRUPS prepayment.

Transaction Multiples

Price / Stated 2012 Earnings:	20.3x
Price / Adjusted 2012 Earnings[(1)]:	12.7x
Price / Tangible Book:	127%
Expected EPS Accretion - Year 1:	2.3%
Tangible Book Value / Share Dilution:	0.9%

Tangible Book Value Per Share Dilution Payback Period

• Traditional EPS Accretion method[(2)]:	< 4.0 years
• Incremental Earnings method[(3)]:	< 2.5 years

(1) Adjusted to reflect pro forma replacement of 10.18% trust preferred funding with Glacier core funding, as detailed in attached Appendix.

(2) Number of years it takes to eliminate the initial tangible book value per share dilution with the estimated overall Glacier EPS accretion

(3) Number of years it takes to eliminate the initial tangible book value per share dilution with the estimated incremental after-tax earnings per share provided by NCNB (using pro forma fully diluted GBCI shares outstanding)

Concluding Observations

- North Cascades National Bank acquisition continues Glacier's tradition of adding high-quality regional banks that fit the Glacier community banking model
- Pricing metrics, deal structure, and conservative assumptions reflective of Glacier's disciplined approach to acquisitions
- Central Washington is an attractive expansion market, with NCNB providing a platform for further organic and acquisition growth in the region
- NCNB management and staff provide Glacier with additional management talent, deep market knowledge, and strong customer relationships
- Under Glacier structure, NCNB will be able to maintain local identity while focusing even greater attention on customers and communities
  - With Glacier providing regulatory, operational, and financial support
- Transaction should enhance GBCI's long-term shareholder value

Appendix

2012 Adjusted Net Income

Reconciliation of Non-GAAP Financial Information

The following table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item adjusts 2012 consolidated GAAP net income for North Cascades Bancshares, Inc. to non-GAAP adjusted 2012 net income by making pro forma adjustments to reflect the reduction of interest expense resulting from the assumed replacement of Bancshares' trust preferred securities with core funding provided by Glacier Bancorp (assuming such replacement funding was in place for the full year).

($000s)		
Stated 2012 North Cascades Bancshares Net Income	$	1,440
Adjustments		
Interest expense of trust preferred securities (TRUPs)[1]	$	1,332
Tax at 35%	$	466
Net after-tax adjustment	$	866
Adjusted 2012 North Cascades Bancshares Net Income	**$**	**2,306**

(1) Assumes a savings of 9.70% (stated cost of 10.18% minus GBCI's 2012 cost of funds of 0.48%) on $10 million of TRUPs and $3.7 million of accrued but unpaid dividends (average balance in 2012)